Exhibit 12.1
                               Deutsche Telekom AG
               Computation of Ratio of Earnings to Fixed Charges,
         German GAAP (Amounts in millions of Euros, except for ratio of earnings to fixed charges)


                                          For the six
                                            months
                                          ended June
                                              30,                         For the year ended December 31,
                                          ---------      ----------------------------------------------------------------
                                             2004          2003           2002          2001         2000         1999
                                          ---------      --------       --------     ---------     --------     ---------
Pre-tax income (loss) from
continuing operations before
adjustment for minority interest in
consolidated subsidiaries or loss
from equity investees                         2,765         1,645       (26,380)       (1,957)        4,372         3,449
                                          =========      ========       ========     =========     ========     =========
Fixed charges:
Interest expense and amortization of
debt discount and premium on all
indebtedness                                  1,929         4,512         6,039         4,830         4,159         3,112

Estimated Interest Portion of Rents             236           572           572           400           255           171
                                          ---------      --------       --------     ---------     --------     ---------
                                              2,165         5,084         6,611         5,230         4,414         3,283
                                          =========      ========       ========     =========     ========     =========
Pre-tax income (loss) from
continuing operations before
adjustment for minority interest in
consolidated subsidiaries or loss
from equity investees plus fixed
charges                                       4,992         6,941       (19,596)        6,165         8,934         6,845
                                          =========      ========       ========     =========     ========     =========
Ratio of earnings to fixed charges              2.3           1.4             *           1.2           2.0           2.1
                                          =========      ========       ========     =========     ========     =========

* Earnings were inadequate to cover fixed charges by EUR 26,207 million for the year ended December 31, 2002.

                                                                    Exhibit 12.1
                               Deutsche Telekom AG
          Computation of Ratio of Earnings to Fixed Charges, U.S. GAAP
  (Amounts in millions of Euros, except for ratio of earnings to fixed charges)



                                          For the six
                                            months
                                          ended June
                                              30,                         For the year ended December 31,
                                          ---------      ----------------------------------------------------------------
                                             2004          2003           2002          2001         2000         1999
                                          ---------      --------       --------     ---------     --------     ---------
Pre-tax income (loss) from
continuing operations before
adjustment for minority interest in
consolidated subsidiaries or loss
from equity investees                         3,106         5,685       (23,912)          509         8,214         3,674
                                          =========      ========       ========     =========     ========     =========
Fixed charges:
Interest expense and amortization of
debt discount and premium on all
indebtedness                                  2,018         4,633         6,121         4,823         4,207         3,112

Estimated Interest Portion of Rents             199           524           553           400           255           171
                                          ---------      --------       --------     ---------     --------     ---------
                                              2,217         5,157         6,674         5,223         4,462         3,283
                                          =========      ========       ========     =========     ========     =========
Pre-tax income (loss) from
continuing operations before
adjustment for minority interest in
consolidated subsidiaries or loss
from equity investees plus fixed
charges                                       5,007        10,003       (18,417)        7,351        12,336         7,070
                                          =========      ========       ========     =========     ========     =========
Ratio of earnings to fixed charges              2.3           1.9             *           1.4           2.8           2.2
                                          =========      ========       ========     =========     ========     =========

* Earnings were inadequate to cover fixed charges by EUR 25,091 million for the year ended December 31, 2002.